                                                                    Exhibit 99.3

          Unaudited Pro Forma Condensed Combining Balance Sheet Data

     The following unaudited Pro Forma Combined Condensed Financial Information assumes a business combination between GoodNoise Corporation ("GoodNoise" or the "Company") and Creative Fulfillment, Inc. (d.b.a. "Emusic") which was accounted for as a purchase acquisition (the "Merger"), and the private placement of approximately 118,000 shares of Series B Redeemable Convertible Preferred Stock (the "Series B Shares") for aggregate net proceeds of approximately $31.6 million. The Pro Forma Combined Condensed Balance Sheet is based on the historical financial statements and the notes thereto of GoodNoise included in the Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998, and the historical financial statements and the notes thereto of Emusic included in the Current Report on Form 8-K/A filed on April 13, 1999.

     The Pro Forma Combined Condensed Balance Sheet combines GoodNoise's December 31, 1998 balance sheet with EMusic's balance sheet dated January 31, 1999, giving effect to the Merger and the private placement as if they had occurred on December 31, 1998.

     The Pro Forma Combined Condensed Statement of Operations combines GoodNoise's historical condensed statement of operations for the six months ended December 31, 1998 with the Emusic condensed statement of operations for the six months ended January 31, 1999, giving effect to the private placement as if it had occurred at the start of the period ended on December 31, 1998.



     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have occurred if the Merger and private placement had been consummated as of the period presented, nor is it necessarily indicative of future operating results or financial position. The unaudited Pro Forma Combined Condensed Financial Information does not incorporate any benefits from cost savings or synergy of operations of the combined company.

     GoodNoise incurred direct transaction costs of approximately $150,000 associated with the Merger which will be included in the purchase price allocated to acquired net assets. There can be no assurance that GoodNoise will not incur additional charges in subsequent quarters to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

     This Pro Forma Combined Condensed Financial Information should be read in conjunction with the historical financial statements and the related notes thereto of GoodNoise included in the Form 10-SB/A and Form 10-QSB filed with the Securities and Exchange Commission, and the financial statements and the notes thereto of Emusic included in the Current Report on Form 8-K/A filed on April 13, 1999.

                                    UNAUDITED PROFORMA CONDENSED COMBINING BALANCE SHEET DATA


                                      GoodNoise             Emusic                           Pro Forma
                                 -----------------     -----------------     ------------------------------------------
                                  December 31,            January 31,
                                       1998                 1999                  Adjustments               Combined
                                 ---------------------------------------     -------------------      -----------------
Assets

Current Assets:
 Cash............................      $   348,101             $  13,852            $   (312,500)  (A)     $ 31,626,531
                                                                                     31,577, 078   (E)
 Accounts receivable.............            4,000                 3,062                     ---                  7,062
 Prepaid expenses and other                153,067                   ---                 (89,820)  (A)           63,247
  assets.........................-----------------     -----------------     -------------------      -----------------
   Total current assets..........          505,168                16,914              31,174,758             31,696,840
                                 -----------------     -----------------     -------------------      -----------------

Property and equipment, net......          101,407                 6,774                     ---                108,181
Intangible assets................              ---                   ---               6,006,590   (A)        6,006,590
Other assets.....................           16,520                   ---                     ---                 16,520
                                 -----------------     -----------------     -------------------      -----------------
   Total assets..................      $   623,095             $  23,688            $ 37,181,348           $ 37,828,131
                                 =================     =================     ===================      =================

Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)

Current Liabilities:
 Notes payable...................      $   410,348             $  12,500            $    (12,500)  (B)     $    410,348
 Accounts payable................          143,792                10,229                  72,680   (A)          226,701
 Accrued payroll and related                19,221                   ---                     ---                 19,221
  benefits.......................
                                 -----------------     -------------------      -----------------     -----------------
   Total current liabilities.....          573,361                22,729                  60,180                656,270
                                 -----------------     -------------------      -----------------     -----------------


Redeemable Convertible Preferred
 Stock -- Series A.................        182,307                   ---                (182,307)  (E)              ---

Redeemable Convertible Preferred
 Stock -- Series B.................            ---                   ---              31,759,385   (E)       31,759,385
                                 -----------------     -------------------      -----------------     -----------------
Total Redeemable Preferred Stock           182,307                   ---              31,577,078             31,759,385
                                 -----------------     -------------------      -----------------     -----------------

Stockholders' Equity (Deficit):
 Common Stock....................          150,253               186,133                (186,133)  (C)          156,555
                                                                                           6,302   (A)
   Additional paid-in capital....        3,047,563                   ---               5,551,247   (A)       40,175,888
                                                                                      31,577,078   (E)
   Notes receivable from                    (6,000)                  ---                     ---                 (6,000)
    employees....................
   Deficit accumulated during
    the development stage........       (3,324,389)             (185,174)                185,174   (C)      (34,913,967)
                                                                                         (50,000)  (B)
                                                                                          37,500   (B)
                                                                                     (31,577,078)  (E)
   Total stockholders' equity    -----------------     -----------------     -------------------      -----------------
    (deficit)....................         (132,573)                  959               5,544,090              5,412,476
                                 -----------------     -----------------     -------------------      -----------------
     Total liabilities,
      redeemable convertible
      preferred stock and
      stockholders' equity             $   623,095             $  23,688            $ 37,181,348           $ 37,828,131
      (deficit)..................=================     =================     ===================      =================
                                                      See accompanying notes.

                                     UNAUDITED PROFORMA CONDENSED COMBINING INCOME STATEMENT DATA




                                           GoodNoise                Emusic                              Pro Forma
                                     -------------------     -------------------    ----------------------------------------------
                                        Six Months               Six Months
                                          Ended                    Ended
                                        December 31,             January 31,
                                          1998                     1999                 Adjustments                  Combined
                                     -------------------------------------------    -------------------       --------------------


Revenues.............................        $    20,465                $102,688           $    (50,000)  (B)         $     73,153
Cost of revenues.....................              4,716                  31,570                    ---                     36,286
                                     -------------------     -------------------    -------------------       --------------------
  Gross profit.......................             15,749                  71,118                (50,000)                    36,867
                                     -------------------     -------------------    -------------------       --------------------

Operating expenses:
 Product development.................          1,591,961                  57,490                (37,500)  (B)            1,611,951
 Sales, general and administrative...            401,928                  13,038              1,001,098   (D)            1,416,064
                                     -------------------     -------------------    --------------------      --------------------
  Total operating expenses...........          1,993,889                  70,528                963,598                  3,028,015
                                     -------------------     -------------------    -------------------       --------------------
Income (loss) from operations........         (1,978,140)                    590             (1,013,598)                (2,991,148)
Interest and other expense, net......              2,902                     106                    ---                      3,008
                                     -------------------     -------------------    -------------------       --------------------
Net income (loss)....................        $(1,975,238)               $    696           $ (1,013,598)              $ (2,988,140)
                                                             ===================    ===================

Accretion of Series A and Series B
 Preferred to redemption value.......           (169,047)                                   (31,870,192)  (E)          (32,039,239)
                                     --------------------                                                     --------------------

Net loss applicable to common
 stockholders........................        $(2,144,285)                                                             $(35,027,379)
                                     ====================                                                     ====================
Net loss per share, basic and diluted             $(0.15)                                                                   $(2.31)
                                     ===================                                                      ====================
Weighted average common shares
 outstanding, basic and diluted......         14,504,346                                        630,179    (A)          15,134,525
                                     ===================                            ===================       ====================
                                                      See accompanying notes.

        NOTES TO UNAUDITED PROFORMA CONDENSED COMBINING FINANCIAL DATA

1. The preliminary allocation of the purchase price among the identifiable tangible and intangible assets was based on a preliminary assessment of the fair market value of those assets. Such preliminary purchase price allocation is subject to adjustment based upon the GoodNoise's further analysis, which adjustment could be material in amount. The amounts preliminarily identified as intangible assets arising from the transaction are expected to be amortized over an estimated useful life of three years.

2. The following pro forma adjustments are reflected in the unaudited pro forma condensed combining financial information and are required to allocate the preliminary purchase price and acquisition costs to the net assets acquired from Emusic based on their fair value, and to record the issuance of Series B redeemable convertible preferred stock:

    (A) Reflects the allocation of the purchase price of approximately $6.0 million, which consisted of cash payments of $312,500, issuance of 630,179 shares of Common Stock and direct acquisition related expenses of approximately $150,000.

    (B) Reflects the elimination of inter-company transactions including development consulting revenue paid by GoodNoise to Emusic and a short-term loan of $12,500 made by GoodNoise to Emusic in January 1999.

    (C)  Reflects the elimination of Emusic's equity accounts.

    (D) Reflects the amortization of intangible assets associated with the purchase of Emusic as if the acquisition was completed as of the beginning of the period presented. Amortization is over the estimated useful lives of the assets acquired of three years.

    (E) Reflects the issuance of approximately 118,000 shares of Series B Convertible Preferred Stock (the Series B Shares") for aggregate net proceeds of approximately $31.6 million, including:

         . valuation of the in-the-money conversion feature of the Series B Shares of approximately $31.6 million and resulting accretion of the Series B redeemable convertible preferred stock balance to redemption value of approximately $34.8 million.

         . conversion of the outstanding shares of Series A redeemable convertible preferred stock into Series B redeemable convertible preferred stock.

         . undewriting discounts, commissions and estimated offering expenses of approximtely $2.7 million payable by Goodnoise Corporation.